Exhibit 2 (b)

                          STRATEGIC ALLIANCE AGREEMENT
             STRATEGIC ALLIANCE FOR INFE.COM AND ARCHER SYSTEMS, LTD

     THIS STRATEGIC ALLIANCE (hereinafter referred to as the "Agreement") is entered into this 18th day of May, 2000, by and among INFe.com ("INFe.com"), a Florida corporation, and Archer Systems Limited, Inc. ("Archer"), a Delaware corporation, for the purposes set forth herein.

W I T N E S S E T H:

     WHEREAS, the parties are desirous of forming a strategic alliance by execution hereof for the purposes set forth herein and are desirous of fixing and defining between themselves their respective responsibilities, interests, and liabilities;

     NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the Parties herein agree to work in conjunction, for the purposes set forth herein, and intending to be legally bound hereby, the Parties hereto do covenant, agree and certify as follows:


ARTICLE I. BUSINESS OF PARTIES AND PURPOSE OF THE STRATEGIC ALLIANCE

1.1  BUSINESS OF PARTIES.

     INFe.com, Inc., is a publicly traded business-to-business infrastructure company that partners with emerging-growth technology and Internet companies to provide them assistance with capital formation and management, technology and systems development and consulting, human resources implementation and support, and investor public relations. Archer is a publicly traded company that intends to acquire, develop and/or operate Internet and Technology related companies through majority owned subsidiaries or investment in other Internet companies through venture capital agreements.

1.2  PURPOSE OF THE AGREEEMENT.

     The parties desire to obtain an interest in each other's organization so that they may pursue common goals for their joint benefit.

1.3  SCOPE OF SERVICES THAT ARE AVAILABLE.
     Archer can provide INFe.com with financial and business consulting, investor relations and other services as well as projects mutually agreed upon through its subsidiary, Nextnet. INFe.com can provide Archer with business, technology, human resources, investor relations and other consulting services as well as projects mutually agreed upon with Archer.


ARTICLE ll. EXCHANGE OF STOCK

     INFe.com agrees to grant Archer $336,000 worth of INFe.com's Common Stock, par value $.001 per share ("INFE Shares"). The share price for the purpose of determining the number of shares to grant is measured at the average trading price of the shares over the thirty trading days prior to the date of the signing of this Agreement, which is 300,000 shares at $1.12 per share. Such shares shall be granted subject to Rule 144 of the SEC. In exchange for the INFE Shares, Archer agrees to grant INFe $336,000 worth of Archer's Common Stock, par value $.001 per share ("Archer Shares"). The share price for the purpose of determining the number of shares to grant is measured at the average trading price of the shares over the thirty trading days prior to the date of the signing of this Agreement, or 4,307,692 million shares at $.078 per share. Such shares shall be granted subject to Rule 144 of the SEC.

     It is agreed by the parties hereto that Infe.com agrees to include the INFE Shares into the first Form SB-2 Public Offering Registration Statement that it files with the Securities Exchange Commission after the date of this agreement subject to the parties entering into mutually agreeable lockup and leakout agreements. It is further agreed by the parties hereto that Archer agrees to include the Archer Shares into the first Public Offering Registration Statement that it files with the Securities Exchange Commission after the date of this agreement subject to the parties entering into mutually agreeable lockup and leakout agreements.
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ARTICLE III. TERM

3.1  TERM.

     The term of the Agreement shall commence as of the date hereof and shall be terminated and dissolved upon the unanimous agreement of the parties.

ARTICLE IV. NON-DISCLOSURE, NON-USE AND NON-COMPETE PROVISIONS

4.1  NON-DISCLOSURE AND NON-USE.

     Each Party agrees that, except as may be required to be disclosed to a third party in the discharge of each Party's duties under this Agreement, it shall regard and preserve as confidential all information pertaining to the business of the other Party, its customers, employees and others that has been obtained by it during the course of this Agreement. During any period of this Agreement, each Party shall not, directly or indirectly, use for its own benefit or for the benefit of any third party or disclose to any others any of such information without written authority from the other Party. The obligations set forth in the preceding sentences of this section shall not apply to any information which is or comes into the public domain through no wrongful act or omission of a Party. This section shall not be construed as restricting any Party from disclosing any information (whether proprietary and confidential to an Party or not) to its own employees or others engaged by such Party who reasonably require access to such information in order to discharge their duties. Notwithstanding the other provisions of this section, if such Party obtains any information subject to statutory, regulatory, or judicial restraints on disclosure, including but not limited to federal and state securities laws and regulations, or any information which such Party is directed to disclose by law, regulation, government administrative action, or judicial order, such Party shall observe said restraints and directives.

4.2  NON-COMPETITION.

     So long as this Agreement is in existence and for an additional twelve (12) months thereafter, the Parties shall not directly or indirectly solicit any clients or employees of the other Party without the written permission of the other Party.

4.3  ACKNOWLEDGMENTS.

     Each Party acknowledges that it has carefully read this Agreement and has given careful thought to the restraints imposed by this Agreement, and is in full accord as to their necessity for the reasonable and proper protection of each Party. Each Party expressly acknowledges and agrees that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period, and geographical scope, and may be enforced by equitable remedies including Temporary Restraining Orders, Preliminary Injunctions, and Permanent Injunctions.

ARTICLE V. RESOLUTION OF DISPUTES

     5.1. All disputes arising out of this Agreement between the Parties that is not resolvable by good faith negotiations by shall be settled by arbitration. In so agreeing the parties expressly waive their right, if any, to a trial by jury of these claims and further agree that the award of the arbitrator shall be final and binding upon them as though rendered by a court of law and enforceable in any court having jurisdiction over the same. Reasonable attorney fees shall be paid by the prevailing party.

ARTICLE VI. REPRESENTATIONS AND WARRANTIES

INFe.com hereby represents and warrants to as follows:

     6.1. INFe.com is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Florida, and has the corporate power and is duly authorized to carry on its businesses where and as now conducted and to own, lease, and operate its assets as it now does.

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     6.2.  The  execution,  delivery,  and  performance  by  INFe.com of and the consummation of the transactions contemplated in this Agreement have been duly and validly authorized by the Board of Directors of INFe.com, and INFe.com represents and warrants that it has the right, power, legal capacity, and authority to enter into and perform its obligations under this Agreement, and that no consent or approval of, notice to, or filing with any governmental authority having jurisdiction over any aspect of the business or assets of INFe.com, and no consent or approval of or notice to any other person or entity is required in connection with the execution and delivery by INFe.com of or the consummation by INFe.com of the transactions contemplated in this Agreement.

     6.3. The execution, delivery, and performance of this Agreement by INFe.com and the consummation of the transactions contemplated hereby and thereby, do not and will not result in or constitute (a) a breach of any term or provision of this Agreement; (b) a default, breach, or violation, or an event that, with notice or lapse of time or both, would be a default, breach, or violation of any of the terms, conditions, or provisions of the Articles of Incorporation or Bylaws of INFe.com; (c) a default, breach, or violation, or an event that, with notice or lapse of time or both, would be a default, breach, or violation of any of the terms, conditions, or provisions of any lease, license, promissory note, security agreement, commitment, indenture, mortgage, deed of trust, or other agreement, instrument, or arrangement to which INFe.com is a party or by which it or any of its assets are bound; (d) an event that would permit anyone to terminate or rescind any agreement or to accelerate the maturity of any indebtedness or other obligations of INFe.com; or (e) the creation or imposition of any lien, charge, or encumbrance on any of the assets of INFe.com.

Archer hereby represents and warrants as follows:

     6.4. Archer is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware, and has the corporate power and is duly authorized to carry on its businesses where and as now conducted and to own, lease, and operate its assets as it now does.

     6.5. The execution, delivery, and performance by Archer of and the consummation of the transactions contemplated in this Agreement have been duly and validly authorized by the Board of Directors of Archer, and Archer represents and warrants that it has the right, power, legal capacity, and authority to enter into and perform its obligations under this Agreement, and that no consent or approval of, notice to, or filing with any governmental authority having jurisdiction over any aspect of the business or assets of Archer, and no consent or approval of or notice to any other person or entity is required in connection with the execution and delivery by Archer of or the consummation by Archer of the transactions contemplated in this Agreement.

     6.6. The execution, delivery, and performance of this Agreement by Archer and the consummation of the transactions contemplated hereby and thereby, do not and will not result in or constitute (a) a breach of any term or provision of this Agreement; (b) a default, breach, or violation, or an event that, with notice or lapse of time or both, would be a default, breach, or violation of any of the terms, conditions, or provisions of the Articles of Incorporation or Bylaws of Archer; (c) a default, breach, or violation, or an event that, with notice or lapse of time or both, would be a default, breach, or violation of any of the terms, conditions, or provisions of any lease, license, promissory note, security agreement, commitment, indenture, mortgage, deed of trust, or other agreement, instrument, or arrangement to which Archer is a party or by which it or any of its assets are bound; (d) an event that would permit anyone to terminate or rescind any agreement or to accelerate the maturity of any indebtedness or other obligations of Archer; or (e) the creation or imposition of any lien, charge, or encumbrance on any of the assets of Archer.

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ARTICLE VII, INDEMNIFICATION

     8.1. INFe.com agrees to indemnify and hold harmless Archer from, against, and in respect to any and all losses, expenses, costs, obligations, liabilities, and damages, including interest, penalties, and reasonable attorneys' fees and expenses (collectively, "Losses") Archer may incur by reason of (a) INFe.com's breach of or failure to perform any of its representations, warranties, commitments, covenants, or agreements in this Agreement or in any instrument, agreement, or exhibit furnished or to be furnished by or on behalf of INFe.com under this Agreement; or (b) any act or omission of INFe.com after the execution of this Agreement that constitutes a breach, default, or failure to perform any obligation, duty, or liability of INFe.com.

     8.2. Archer agrees to indemnify and hold harmless INFe.com from, against, and in respect to any and all losses, expenses, costs, obligations, liabilities, and damages, including interest, penalties, and reasonable attorneys' fees and expenses (collectively, "Losses"). INFe.com may incur by reason of (a) Archer's breach of or failure to perform any of its representations, warranties, commitments, covenants, or agreements in this Agreement or in any instrument, agreement, or exhibit furnished or to be furnished by or on behalf of Archer under this Agreement; or (b) any act or omission of Archer after the execution of this Agreement that constitutes a breach, default, or failure to perform any obligation, duty, or liability of Archer.

ARTICLE VIII, OTHER PROVISIONS

     9.1. This Agreement constitutes the entire agreement of the parties and may not be altered, unless the same is agreed upon in writing signed and acknowledged by the parties.

     9.2.   This   Agreement  is  binding  upon  the  heirs,   court   appointed
representatives, assigns, and successors of the parties.

     9.3. This Agreement shall be governed by the laws of the Commonwealth of Virginia.

     9.4. Signatures transmitted by facsimile shall be deemed legally binding.


So agreed and executed this 18th day of May, 2000.

INFe.com, Inc.

By:/s/T.M. Richfield
--------------------
      T.M. Richfield

Its:President

Archer Systems Limited, Inc.

By:/s/Richard Margulies
-----------------------
      Richard Margulies

Its: President
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